UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2015

CYTORI THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34375	33-0827593
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3020 Callan Road San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 458-0900

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 17, 2015, Cytori Therapeutics, Inc., a Delaware corporation (the “Company”), and the holders of warrants dated October 13, 2014, issued pursuant to a Securities Purchase Agreement dated October 8, 2014 (the “2014 Warrants”) (to purchase a total of 17,467,310 shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”)), agreed to amend the 2014 Warrants pursuant to an Amendment to Common Stock Purchase Warrant (the “2014 Amendment”). Also on December 17, 2015, the Company and the holders of warrants dated May 8, 2015 and August 27, 2015, issued pursuant to a Securities Purchase Agreement dated May 5, 2015 (the”2015 Warrants” and, together with the 2014 Warrants, the “Warrants”) (to purchase a total of 32,640,003 shares of Common Stock), agreed to amend the 2015 Warrants pursuant to an Amendment to Series A-1 Warrant to Purchase Common Stock and Amendment to Series A-2 Warrant to Purchase Common Stock, respectively (the “2015 Amendment” and, together with the 2014 Amendment, the “Warrant Amendments”). The Warrant Amendments provide that the holders may exercise their warrants on a “cashless exercise” basis in whole on or prior to December 31, 2015, whereby each exercising holder of the amended 2015 Warrants would receive 0.75 shares for each warrants share exercised and each exercising holder of the amended 2014 Warrants would 0.69 shares for each warrant share exercised. In addition, the Warrant Amendments removed certain provisions which provided that the exercise price of the Warrants would be reset in the event of certain equity issuances by the Company for a price below the exercise price of the Warrants as of the time of such issuance.

Also on December 17, 2015, the Company entered into Amendment One to the Securities Purchase Agreement between the Company and certain institutional investors dated May 5, 2015 (the “SPA Amendment”). The SPA Amendment provides that, among other things, the Company will not to conduct any offering of its equity securities, including through its “at-the-market offering” program, until February 5, 2016, subject to certain limited exceptions.

The foregoing descriptions of the Amendment to Series A-1 Warrant to Purchase Common Stock, Amendment to Series A-2 Warrant to Purchase Common Stock, Amendment to Common Stock Purchase Warrant and the SPA Amendment do not purport to be complete and are qualified in their entirety by reference to the full text of each document, which will be filed as exhibits to the Company’s Annual Report on Form 10-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 18, 2015, titled “Cytori Amends Corporate Warrant Agreements Simplifying Capital Structure”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CYTORI THERAPEUTICS, INC.

December 18, 2015	By:	/s/ Tiago Girao
Name: Tiago Girao
Title: VP Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 18, 2015, titled “Cytori Amends Corporate Warrant Agreements Simplifying Capital Structure”